UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2014

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Compensatory Arrangements of Certain Officers
Amendments to Unfunded Restoration Plan

On May 19, 2014, the Compensation Committee of the Board of Directors of Kadant Inc. (the "Company") approved amendments to the Company's Restoration Plan. The Restoration Plan was adopted in 2011 for the benefit of certain participants in the Company's qualified defined benefit retirement plan (Retirement Plan) whose benefits are reduced as a consequence of applicable IRS limits on the level of contributions and benefits. The following named executive officers are participants in the Restoration Plan: Mr. Painter, Mr. O'Brien, Ms. Lambert, and Mr. Langevin.

The Retirement Plan provides a monthly retirement benefit (beginning at normal retirement age 65) to participants calculated using a formula that is a percentage of average monthly compensation before retirement multiplied by years of service. Full credit is given for years of service for the first 25 years of service, half credit is given for more than 25 and less than 30 years of service, and no credit is given after 30 years of service. The amendments to the Restoration Plan modify the years of service limitations, so that the participants in the Restoration Plan continue to accrue full credit for years of service beyond 25 years until the latter of the participant's normal retirement date (the month following attainment of age 65) or the participant's attainment of 30 years of service. As of this date, Mr. Langevin is the only named executive officer with more than 25 years of service. The amendments also update the reference to the name of the Retirement Plan.

The foregoing description of the Restoration Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to the Restoration Plan, previously filed as an exhibit to the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2011, and the amendment adopted on May 19, 2014, which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the fiscal quarter ending June 28, 2014.

Amendments to 2006 Equity Incentive Plan

At the annual meeting of stockholders of the Company held on May 20, 2014 (the "2014 Annual Meeting"), the Company's stockholders approved amendments to the Company's 2006 Equity Incentive Plan (the "Plan").  The amendments to the Plan, which had previously been adopted by the Board of Directors of the Company subject to stockholder approval, increased the shares available for issuance under the Plan by 525,000 shares and extended the Plan's term 10 years to May 20, 2024.

The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the detailed summary of the Plan set forth in the section "Proposal Three—Approval of Amendments to Our 2006 Equity Incentive Plan to Increase the Shares Available for Issuance and to Extend the Plan's Term 10 Years—Summary of the Plan" in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 7, 2014 and to the full text of the Plan, a copy of which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the fiscal quarter ending June 28, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting, the stockholders voted on the following four proposals:
1.
The stockholders elected two nominees, Dr. John M. Albertine and Mr. Thomas C. Leonard, to the class of directors whose three-year term expires at our annual meeting of stockholders in 2017. Dr. Albertine received 9,271,087 shares voted in favor of his election. In addition, as to Dr. Albertine, 266,861 shares were withheld and 848,147 broker non-votes were recorded. Mr. Leonard received 9,385,069 shares voted in favor of his election. In addition, as to Mr. Leonard, 152,879 shares were withheld and 848,147 broker non-votes were recorded.

KADANT INC.

2.
The stockholders approved a non-binding advisory resolution on the executive compensation of the Company's named executive officers by 9,292,331 shares cast in favor and 234,559 shares against. In addition, 11,056 shares abstained and 848,149 broker non-votes were recorded, which had no effect on the outcome of the vote.

3.
The stockholders approved amendments to the Company's 2006 equity incentive plan to increase the available shares for issuance and to extend the plan's term 10 years by 6,940,261 shares cast in favor and 2,139,073 shares against. In addition, 458,611 shares abstained and 848,150 broker non-votes were recorded, which had no effect on the outcome of the vote.

4.
The stockholders ratified the selection of KPMG LLP as the Company's independent registered accounting firm for the 2014 fiscal year. The stockholders cast 10,333,713 shares in favor and 45,093 shares against. In addition, 7,289 shares abstained, which had no effect on the outcome of the vote.

KADANT INC.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 23, 2014	By	/s/ Thomas M. O'Brien
Thomas M. O'Brien Executive Vice President and Chief Financial Officer